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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: February 5, 1998


                              THE SEAGRAM COMPANY LTD.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    Canada                             1-2275                    None
(STATE OR OTHER JURISDICTION         (COMMISSION             (IRS EMPLOYER
  OF INCORPORATION)                  FILE NUMBER)          IDENTIFICATION NO.)


              1430 Peel Street, Montreal, Quebec, Canada  H3A 1S9
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



              Registrant's telephone number, including area code:

                                (514) 849-5271
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Item 5. Other Events.

        On February 5, 1998, The Seagram Company Ltd. (the "Corporation") announced that it had sold to Goldman, Sachs & Co. in a block trade 15 million shares of Time Warner Inc. common stock for $64.375 per share less commission. The Corporation continues to hold approximately 11.8 million Time Warner Inc. shares and has agreed not to sell them for a period of 30 days without Goldman, Sachs & Co.'s consent.

        Net proceeds after tax will be more than $800 million and will be used for general corporate purposes, including repayment of debt.

        A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.



Item 7. Financial Statements and Exhibits.

        (c) Exhibits

        (99)      Press Release.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE SEAGRAM COMPANY LTD.
                                             (Registrant)



Date: February  6, 1998
                                    By:/s/ Daniel R. Paladino
                                       -----------------------------------------
                                           Daniel R. Paladino
                                           Executive Vice President -- Legal and
                                           Environmental Affairs



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                                  EXHIBIT INDEX




Exhibit               Description of Exhibit                    Sequentially
Number                                                          Numbered Page
------                                                          -------------

  (99)                      Press Release.                            6